EX-99.13(A)
Consent of Ernst & Young LLP

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference made to our firm under the caption "Auditors" and "Experts" and to the use of our report dated February 8, 2002 on the Stock Index Account of TIAA Separate Account VA-1 included in this Registration Statement (Form N-3 file No. 33-79124) of TIAA Separate Account VA-1.

We also consent to the use of our report on Teachers Insurance and Annuity Association of America ("TIAA") dated February 27, 2002 included in this Registration Statement. Such report expresses our opinion that TIAA'S statutory-basis financial statements present fairly, in all material respects, the financial position of TIAA at December 31, 2001 and December 31, 2000, respectively, and the results of its operations and its cash flows for each of the three years ended December 31, 2001 in conformity with statutory accounting practices prescribed or permitted by the New York State Insurance Department and not in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP
                                                           ERNST & YOUNG LLP

New York, New York
March 26, 2002